 Exhibit 99.(a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for Tender of Class A Common Stock
of
ALTICE USA, INC.
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 21, 2020, UNLESS THE OFFER IS EXTENDED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of Class A common stock, par value $0.01 per share, of Altice USA, Inc., a Delaware corporation, are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary at or prior to the Expiration Time. This form may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Capitalized terms used herein without definition have the meanings set forth in the Offer to Purchase.
The Depositary for the Offer is:
By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile Transmission (for eligible institutions only): 1-718-234-5001	By Hand or Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
For Assistance Call: 1-877-248-6417 or 1-718-921-8317
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Altice USA, Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase dated November 23, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the Class A common stock of the Company.
Number of shares to be tendered: shares*
* Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5)
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
1. SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares at the purchase price as shall be determined by the Company in accordance with the Offer.

☐
The undersigned wants to maximize the chance that the Company will accept for payment the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares being deemed to be tendered at the minimum price of $32.25 per share for purposes of determining the Final Purchase Price (as defined below). This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $32.25, a price that is below the closing market price for the shares on November 20, 2020, the last full trading day before announcement and commencement of the Offer, when the New York Stock Exchange closing price was $32.27 per share.

2. SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares at the price checked. The undersigned understands that this action could result in the Company purchasing none of the shares tendered hereby if the purchase price determined by the Company for the shares is less than the price checked below.
☐ $32.25	☐ $33.50	☐ $34.75	☐ $36.00
☐ $32.50	☐ $33.75	☐ $35.00
☐ $32.75	☐ $34.00	☐ $35.25
☐ $33.00	☐ $34.25	☐ $35.50
☐ $33.25	☐ $34.50	☐ $35.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.
A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS (See Instruction 15 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER (See Instruction 14 of the Letter of Transmittal)
A tendering stockholder may condition the tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked this box: ☐

☐ The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):
Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
Zip Code:
Daytime Area Code and Telephone Number:
Signature(s):
Dated: , 2020
If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution:
Account Number at Book- Entry Transfer Facility:
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own (s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two trading days (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated: , 2020

Note: Do not send certificates for shares with this Notice.
Certificates for shares should be sent with your Letter of Transmittal.